UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 10, 2003

NEIGHBORCARE, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-33217	06-1132947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 East Lee Street Baltimore, MD		21202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 752-2600

Genesis Health Ventures, Inc
(Former name or former address, if changed since last report)

Item 7.                                                           Exhibits

(a) Financial statements of businesses acquired.

Not Applicable

(b) Pro-forma financial information.

Not Applicable

(c) Exhibits.

The following exhibits are furnished with this report on Form 8-K:

99.1 Earnings release issued by NeighborCare, Inc. on December 10, 2003.

99.2 Transcript of investor call conducted jointly with Genesis Healthcare Corporation on December 11, 2003.

Item 12.                                                    Results of Operations and Financial Condition

On December 10, 2003, NeighborCare, Inc. reported its results, including pro forma financial results, for the fiscal year ending September 30, 2003.  The earnings release is attached hereto as Exhibit 99.1.

On December 11, 2003, NeighborCare, Inc. and Genesis Healthcare Corporation hosted a joint conference call for investors to discuss NeighborCare Inc.’s results for the fiscal year ended September 30, 2003 on a consolidated basis as well as for each company on a pro forma basis.  The transcript of the investor call is attached hereto as Exhibit 99.2.

The earnings release and the transcript of the investor call include EBITDA, EBITDA as adjusted, pro forma EBITDA, pro forma EBITDA as adjusted, net income as adjusted and income from continuing operations as adjusted which are non-GAAP financial measures. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, NeighborCare, Inc. has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management believes that the presentation of EBITDA provides useful information to investors regarding our results of operations because it is useful for trending, analyzing and benchmarking the performance and value of our business. We use EBITDA primarily as a performance measure. We use EBITDA as a measure to assess the relative performance of our operating businesses, as well as the employees responsible for operating such businesses. EBITDA is useful in this regard because it does not include such costs as interest expense, income taxes and depreciation and amortization expense, which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates. By excluding such factors, when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, management is better able to evaluate operating performance of the business unit and the employees responsible for business unit performance.

Consequently, management uses EBITDA to determine the extent to which our employees have met financial performance goals, and therefore may or may not be eligible for incentive compensation awards. We also use EBITDA in our annual budget process. We believe EBITDA facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Although we use EBITDA as a financial measure to assess the performance of our business, the use of EBITDA is limited because it does not consider certain material costs necessary to operate our business. These costs include the cost to service our debt, the non-cash depreciation and amortization associated with our long-lived assets, the cost of our federal and state tax obligations, our share of the earnings or losses of our less than 100% owned operations and the operating results of our discontinued businesses. Because EBITDA does not consider these important elements of our cost structure, a user of our financial information who relies on EBTIDA as the only measure of our performance could draw an incomplete or misleading conclusion regarding our financial performance. Consequently, a user of our financial information should consider net income an important measure of our financial performance because it provides the most complete measure of our performance.  EBITDA should be considered in addition to, not as a substitute for, or superior to, GAAP financial measures or as indicators of operating performance.

We define EBITDA as earnings from continuing operations before preferred stock dividends, equity in net income (loss) of unconsolidated affiliates, minority interests, interest, taxes, depreciation and amortization. Other companies may define EBITDA differently and, as a result, our measure of EBITDA may not be directly comparable to EBITDA of other companies. EBITDA does not represent net income (loss) as defined by GAAP.

The non-GAAP financial measures presented in the earnings release and transcript of the investor call labeled “as adjusted” or “adjusted” exclude gains or expenses related to one time transactional events or settlements.  These non-GAAP measures, including adjusted EBITDA, net income as adjusted and income from continuing operations as adjusted, are presented because management uses this information in evaluating its ongoing operations. Management believes that this information provides investors a valuable insight into its operating results.  Management also believes that excluding such gains and expenses provide better comparability to prior year results.

The non-GAAP financial measures presented in the earnings release and transcript of the investor call labeled pro forma EBITDA and pro forma EBITDA as adjusted are comprised of the same components as EBITDA and adjusted EBITDA described above but are reported for the ongoing NeighborCare entity assuming the spin-off had occurrred at the beginning of the reporting fiscal year.  Management believes that this information provides investors with insight as to the operating results of the surviving entity had it operated as such during fiscal 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIGHBORCARE, INC.

Date: December 16, 2003	By:	Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Earnings release issued by NeighborCare, Inc. on December 10, 2003.
99.2	Transcript of investor call conducted jointly with Genesis HealthCare Corporation on December 11, 2003.